UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 9, 2017 (February 3, 2017)
ICU MEDICAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 3, 2017, pursuant to the previously disclosed Amended and Restated Stock and Asset Purchase Agreement, dated as of January 5, 2017 (as may be further amended from time to time, the “Purchase Agreement”) by and between Pfizer Inc., a Delaware corporation (“Pfizer”) and ICU Medical, Inc., a Delaware corporation (the “Company”), the Company consummated the purchase of the Hospira Infusion Systems business, consisting of IV pumps, solutions, and consumable devices and certain other assets of Pfizer (the “Transaction”) for a purchase price of 3,200,000 newly issued unregistered shares of common stock of the Company (the “Share Consideration”) and approximately $275,000,000 in cash, adjusted for working capital, which the Company financed through existing cash balances and the Seller Note (described below). Under the Purchase Agreement, Pfizer may be entitled to up to an additional $225,000,000 in cash based on achievement of agreed performance targets for the combined company through December 31, 2019, which would be payable after that date if performance is within the agreed target range.

Senior Note

On February 3, 2017, in connection with the consummation of the Transaction, the Company entered into a $75,000,000 unsecured promissory note (the “Seller Note”) with Pfizer as lender.  The Seller Note matures on February 3, 2020 and the full balance of the loans and all other obligations under the Seller Note must be paid at that time.  In addition, the Company is required to prepay the Seller Note upon the occurrence of certain prepayment events, including without limitation, the sale or other disposition of assets outside of the Company's ordinary course of business and the incurrence of indebtedness or issuance of equity by the Company. The loans under the Seller Note bear interest at the London interbank offered rate plus (a) 2.25% per annum for the first twelve (12) months after the closing date and (b) 2.50% per annum thereafter.
The Seller Note is subject to customary representations, warranties, events of default and ongoing affirmative and negative covenants and agreements. The negative covenants include, among other things, limitations on indebtedness, liens, asset sales, mergers and acquisitions, investments, transactions with affiliates and dividends and other restricted payments. The Seller Note will be used to partially finance the Transaction. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Seller Note, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Shareholder Agreement

On February 3, 2017, in connection with the consummation of the Transaction and the issuance of the Share Consideration pursuant to the Purchase Agreement, the Company and a subsidiary of Pfizer entered into a Shareholder Agreement (the “Shareholder Agreement”) in the form filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2016, which is incorporated herein by reference.

Transitional Services Agreement

On February 3, 2017, in connection with the consummation of the Transaction, the Company and Pfizer also entered into a Transitional Services Agreement, pursuant to which Pfizer will provide the Company with certain services on an interim basis, for a duration generally not to exceed eighteen (18) months from the date of the closing of the Transaction, with respect to the Company’s operation of the acquired business. The foregoing description of the Transitional Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Transitional Services Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.
The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2017, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The issuance of the Share Consideration in connection with the Transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof as a transaction not involving any public offering.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Pursuant to the Shareholder Agreement, Pfizer’s subsidiary has the right to designate one individual for election to the Company’s board of directors (the “Board”) so long as it beneficially owns at least 10% of the total outstanding shares of common stock of the Company. As a result, effective on February 3, 2017, the Board increased the size of the Board from seven to eight members and appointed Douglas E. Giordano, Pfizer’s designee, to serve as a director of the Company.
In connection with Mr. Giordano’s appointment to the Board, the Company and Mr. Giordano entered into an indemnification agreement in substantially the same form as the Company has entered into with each of the Company’s existing directors. The indemnification agreement requires, among other matters, that the Company indemnify Mr. Giordano to the maximum extent permitted under Delaware law for reasonable expenses and liabilities arising out of any proceeding involving Mr. Giordano by reason of his service as a member of the Board and advance to him all such expenses, subject to reimbursement if it is subsequently determined that such indemnification is not permitted.
Pursuant to the Shareholder Agreement, neither Mr. Giordano nor any other director designated or nominated by Pfizer’s subsidiary is entitled to any compensation by the Company for service as a director, including any cash retainer payments or equity awards payable to members of the Board.
Other than in connection with the Transaction, there is no arrangement or understanding between Mr. Giordano and any other person pursuant to which he was appointed as a director of the Company. There is no transaction to which the Company is a participant and in which Mr. Giordano has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. There is no material plan, contract or arrangement with the Company (whether or not written) to which Mr. Giordano is a party or in which he participates that was entered into in connection with his appointment as a director.

Item 8.01. Other Events.
On February 6, 2017, the Company issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required to be filed under Item 9.01(a) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed under Item 9.01(b) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit No.	Description

10.1	Senior Note issued by ICU Medical, Inc. in favor of Pfizer Inc., dated as of February 3, 2017.
10.2	Transitional Services Agreement, between ICU Medical, Inc. and Pfizer Inc., dated as of February 3, 2017.
99.1	Press release, dated as of February 6, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU MEDICAL, INC.

Date: February 9, 2017	By:	/s/ Scott E. Lamb
Scott E. Lamb
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Senior Note issued by ICU Medical, Inc. in favor of Pfizer Inc., dated as of February 3, 2017.
10.2	Transitional Services Agreement, between ICU Medical, Inc. and Pfizer Inc., dated as of February 3, 2017.
99.1	Press release, dated as of February 6, 2017.